FORM OF

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, as amended and restated on February 27, 2026 (the “Agreement”), is between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company”) on behalf of each Company’s series (each a “Fund” and collectively, the “Funds”) and Hartford Funds Management Company, LLC (the “Adviser”).

WHEREAS, the Board of Directors of each Company (collectively, the “Board”) has appointed the Adviser as the investment manager of each of the Funds; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agree as follows:

1.

For the period effective February 27, 2026, through February 28, 2027, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 3, to not exceed the specified amount for the class of shares of each Fund listed on Schedule A.

2.

Effective February 27, 2026, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 3, to not exceed the specified amount for the class of shares of each Fund listed on Schedule B. The expense limitation arrangements under this Section 2 shall remain in place for a period of not less than one-year ending on February 28, 2027, and shall continue in effect after that date for subsequent one-year periods ending on March 1 of each year unless and until such time as the Board and the Adviser mutually agree in writing to terminate or modify the terms of this Section 2.

3.	For purposes of this Agreement, the term “Excluded Expenses” shall mean as follows:

a)

For all Funds other than Hartford Schroders Diversified Opportunities Fund and The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses; and extraordinary expenses.

b)

For Hartford Schroders Diversified Opportunities Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses for investments in investment companies for which the Adviser (or any of its affiliates) does not serve as investment manager; and extraordinary expenses.

c)	For The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; and extraordinary expenses.

4.	Any reimbursements to a Fund by the Adviser, as required under the terms of this Agreement, are not subject to recoupment by the Adviser.

5.

For the avoidance of doubt, this Agreement intentionally omits references to any class of shares of a Fund that may be authorized but not currently offered by that Fund, including (by way of example and not limitation), Class R6 shares.

6.

The Adviser understands and intends that the Funds will rely on this Agreement: (a) in preparing and filing amendments to the Company’s registration statements on Form N-1A with the Securities and Exchange Commission; (b) in accruing each Fund’s expenses for purposes of calculating its net asset value per share; and (c) reflecting a Fund’s net operating expenses in the Fund’s financial statements and other documents.

7.

This Agreement supersedes that certain Amended and Restated Expense Limitation Agreement, dated February 28, 2025 (the “2025 ELA”), including any amendments thereto, and any similar previous agreement between the parties; provided, however, to the extent that there is a conflict between the 2025 ELA and this Agreement, the expense limitation provision that provides for the lower net operating expenses shall apply for the period during which both the 2025 ELA and this Agreement are effective. This Agreement may be amended or modified by mutual written consent of the Adviser and the Board.

8.	This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

By:
Name:	Thomas R. Phillips
Title:	Secretary and Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

By:
Name:	Thomas R. Phillips
Title:	Secretary and Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:
Name:	Amy N. Furlong
Title:	Chief Financial Officer

Document Revision History:

Amended and Restated on:	February 27, 2026 (as approved by the Board on February 10, 2026)

Previously Amended on:	February 28, 2025 (as approved by the Board on February 12, 2025)
February 29, 2024 (as approved by the Board on February 14, 2024)
February 28, 2023 (as approved by the Board on February 16, 2023)
February 28, 2022 (as approved by the Board on February 10, 2022)
February 28, 2021 (as ratified and approved by the Board on February 11, 2021)
February 28, 2020 (as approved by the Board on February 5, 2020)

SCHEDULE A
Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Climate Opportunities Fund	Class A: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.79% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%
The Hartford Conservative Allocation Fund	Class A: 1.13% Class C: 1.89% Class I: 0.84% Class Y: 0.84% Class F: 0.73% Class R3: 1.44% Class R4: 1.14% Class R5: 0.84% Class R6: 0.73%
Hartford Schroders Core Fixed Income Fund	Class I: 0.51% Class Y: 0.40% Class F: 0.36% Class R3: 1.06% Class R4: 0.76% Class R5: 0.46% Class SDR 0.36%
Hartford Schroders Diversified Opportunities Fund	Class A: 1.10% Class C: 1.90% Class I: 0.80% Class R5: 0.75% Class Y: 0.75% Class F: 0.65% Class SDR: 0.65%
Hartford Emerging Markets Equity Fund	Class A: 1.45% Class C: 2.20% Class I: 1.16% Class Y: 1.10% Class F: 0.98% Class R3: 1.70% Class R4: 1.45% Class R5: 1.15% Class R6: 0.98%
The Hartford Emerging Markets Local Debt Fund	Class A: 1.18% Class C: 1.93% Class I: 0.93% Class Y: 0.88% Class F: 0.83% Class R3: 1.48% Class R4: 1.18% Class R5: 0.88%

SCHEDULE A
Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Schroders Emerging Markets Multi-Sector Bond Fund	Class A: 0.90% Class C: 1.70% Class I: 0.60% Class R3: 1.17% Class R4: 0.87% Class R5: 0.57% Class Y: 0.55% Class F: 0.45% Class SDR: 0.45%
Hartford Global Impact Fund	Class A: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.79% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%
The Hartford High Yield Fund	Class A: 0.95% Class C: 1.75% Class I: 0.69% Class Y: 0.66% Class F: 0.55% Class R3: 1.27% Class R4: 0.97% Class R5: 0.67% Class R6: 0.55%
Hartford Schroders International Contrarian Value Fund	Class A: 1.15% Class C: 1.95% Class I: 0.85% Class R5: 0.80% Class Y: 0.80% Class F: 0.70% Class SDR: 0.70%
The Hartford International Growth Fund	Class A: 1.30% Class C: 2.05% Class I: 0.98% Class Y: 0.95% Class F: 0.85% Class R3: 1.57% Class R4: 1.27% Class R5: 1.00% Class R6: 0.85%

SCHEDULE A
Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Low Duration High Income Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.72% Class F: 0.65% Class R3: 1.32% Class R4: 1.02% Class R5: 0.72%
Hartford Municipal Short Duration Fund	Class A: 0.69% Class C: 1.44% Class I: 0.46% Class F: 0.39%
Hartford Real Asset Fund	Class A: 1.25% Class C: 2.00% Class I: 1.00% Class Y: 0.90% Class F: 0.90% Class R3: 1.50% Class R4: 1.20% Class R5: 0.95% Class R6: 0.90%
Hartford Small Cap Value Fund	Class A: 1.30% Class C: 2.05% Class I: 1.00% Class Y: 0.85% Class F: 0.80% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class R6: 0.80%
Hartford Sustainable Municipal Bond Fund	Class A: 0.69% Class C: 1.44% Class I: 0.46% Class F: 0.39%
Hartford Schroders Tax-Aware Bond Fund	Class A: 0.71% Class C: 1.59% Class I: 0.49% Class Y: 0.56% Class F: 0.46% Class SDR: 0.46%
Hartford Schroders US Small Cap Opportunities Fund	Class A: 1.27% Class C: 2.10% Class I: 1.10% Class Y: 1.05% Class F: 0.95% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class SDR: 0.95%

SCHEDULE B
Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Floating Rate Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%
The Hartford Inflation Plus Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%
The Hartford Short Duration Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75%
The Hartford Total Return Bond Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%